EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 On Form S-8 To Registration Statement On Form S-4 (No. 333-170740) of our report dated February 18, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP

Buffalo, New York
May 31, 2011